                                                                      EXHIBIT 99

                               CCFNB BANCORP, INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                          (Dollar Amounts in Thousands)


     The following table sets forth the composition of CCFNB's loan portfolio as of the date indicated:


                                                    For the Years Ended December 31,
                                           ----------------------------------------------------
                                             2001       2000       1999       1998       1997
                                           --------   --------   --------   --------   --------

Commercial                                 $ 13,091   $ 14,412   $ 15,559   $  8,991   $  7,551
Tax Exempt                                    1,947      2,747      2,124      2,512      2,591
Municipal Leases                                  0        122        173         20          0
Real Estate-Construction                      2,538      1,648      2,509      1,278        637
Real Estate                                 115,716    106,604    102,108     96,742     99,780
Personal                                      9,962     12,317     12,562      9,461      8,524
Credit Cards                                      0          0          0          0        383
                                           --------   --------   --------   --------   --------
                                           $143,254   $137,850   $135,035   $119,004   $119,466
Unamortized Loan Fees net of Costs               15        486         28         70         97
Unearned Discount                               279          4        584        376        324
                                           --------   --------   --------   --------   --------
Loans, Net                                 $142,990   $137,360   $134,423   $118,558   $119,045
                                           --------   --------   --------   --------   --------


     The following table presents the percentage distribution of loans by category as of the date indicated:


                                       For the Years' ended December 31,
                           ---------------------------------------------------
                             2001       2000       1999       1998       1997
                           -------    -------    -------    -------    -------

Commercial                    9.14%     10.45%     11.57%      7.56%      6.32%
Tax Exempt                    1.36%      1.99%      1.58%      2.11%      2.17%
Municipal Leases                 0%      0.09%      0.13%      0.02%      0.00%
Real Estate-Construction      1.77%      1.20%      1.87%      1.07%      0.53%
Real Estate                  80.78%     77.33%     75.94%     81.29%     83.52%
Personal                      6.95%      8.94%      8.91%      7.95%      7.14%
Credit Cards                  0.00%      0.00%      0.00%      0.00%      0.32%
                           -------    -------    -------    -------    -------
Total Loans                 100.00%    100.00%    100.00%    100.00%    100.00%


     The following table shows the maturity of loans in the specified categories of CCFNB's loan portfolio at December 31, 2001, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:


                                                                          December 31, 2001
                                                   ------------------------------------------------------------------------
                                                                    Maturing      Maturing
                                                     Maturing        After          After        Maturing
                                                      In One        One Year      Five Years       After
                                                       Year         Through        Through         Ten
                                                     Or Less       Five Years     Ten Years        Years          Total
                                                   ------------   ------------   ------------   ------------   ------------

Amounts in Thousands
Commercial, Tax Exempt, Qualified Municipal
  Leases, Real Estate, Personal and Credit
  Card Loans                                       $     12,951   $     20,444   $     26,091   $     80,966   $    140,452
Real Estate-Construction Loans                            2,538              0              0              0          2,538
                                                   ------------   ------------   ------------   ------------   ------------
Total                                              $     15,489   $     20,444   $     26,091   $     80,966   $    142,990
                                                   ------------   ------------   ------------   ------------   ------------
Amount of Such Loans with:
  Predetermined Fixed Rates                        $     11,949   $     18,041   $     10,312   $          0   $     40,302
  Floating or Adjustable Rates                           60,927         41,761              0              0        102,688
                                                   ------------   ------------   ------------   ------------   ------------
Total                                              $     72,876   $     59,802   $     10,312   $          0   $    142,990
                                                   ------------   ------------   ------------   ------------   ------------

     The following table presents a summary of CCFNB's loan loss experience as of the dates indicated:


                                                                      For The Years Ended December 31,
                                                   -----------------------------------------------------------------
                                                      2001          2000          1999          1998          1997
                                                   ---------     ---------     ---------     ---------     ---------

Loans Outstanding at End of Period                 $ 142,990     $ 137,360     $ 134,423     $ 118,558     $ 119,045

Average Loans Outstanding During the Period        $ 139,219     $ 134,325     $ 123,185     $ 116,490     $ 116,771

Allowance for Loan Losses:
  Balance, Beginning of Period                     $   1,008     $     985     $     955     $     901     $     911
Loans Charged Off:
  Commercial and Industrial                              (94)            0            (5)            0           (15)
  Real Estate Mortgages                                  (13)           (1)            0            (8)            0
  Consumer                                               (82)          (97)          (94)          (63)          (84)
  Municipal Leases                                         0             0             0             0             0
  Credit Cards                                             0             0            (1)          (12)           (4)
                                                   ---------     ---------     ---------     ---------     ---------
Total Loans Charged Off                                 (189)          (98)         (100)          (83)         (103)
Recoveries:
  Commercial and Industrial                               14             5             8             3             0
  Real Estate Mortgages                                    0             3             0             8             0
  Consumer                                                29            55            43            34            29
  Lease Financing Receivables                              0             0             0             6             1
  Credit Cards                                             3             4             1             8             3
                                                   ---------     ---------     ---------     ---------     ---------
Total Recoveries:                                         46            67            52            59            33
                                                                                             ---------     ---------

Net Loans Charged Off                                   (143)          (31)          (48)          (24)          (70)
                                                                                             ---------     ---------
Provision for Loan Losses                                163            54            78            78            60
                                                                                             ---------     ---------
Balance, End of Period                             $   1,028     $   1,008     $     985     $     955     $     901
                                                   ---------     ---------     ---------     ---------     ---------


Net Loans Charged Off During the Period
  as a Percentage of Average Loans
  Outstanding During the Period                        (0.10)%       (0.02)%       (0.04)%       (0.02)%       (0.06)%

     The following table presents an allocation of CCFNB's allowance for loan losses as to indicated categories as of the dates indicated:


                                                                For The Years Ended December 31,
                                                   ---------------------------------------------------------
                                                      2001        2000        1999        1998        1997
                                                   ---------   ---------   ---------   ---------   ---------

Commercial                                         $     372   $     173   $     270   $     202   $      83
Real Estate Mortgages                                    464         318         341         510         516
Consumer                                                  94          79          88         196          99
Credit Cards                                               0           0           0           0          20
Municipal Leases                                           0           0           0           0           0
Unallocated                                               98         438         286          47         183
                                                   ---------   ---------   ---------   ---------   ---------
Total                                              $   1,028   $   1,008   $     985   $     955   $     901



     The following table presents a summary of CCFNB's nonaccrual, restructured and past due loans as of the date indicated:



                                                              For The Years Ended December 31,
                                                   ---------------------------------------------------------
                                                     2001        2000        1999        1998        1997
                                                   ---------   ---------   ---------   ---------   ---------
Nonaccrual, Restructured and Past Due
Loans:
  Nonaccrual Loans                                 $     729   $     312   $     199   $     537   $      69
  Restructured Loans on Accrual Status                     0           0           0           0           0
  Accrual Loans Past Due 90 Days or More                 969         344         157         415         586
                                                   ---------   ---------   ---------   ---------   ---------
Total Nonaccrual, Restructured and Past
   Due Loans                                       $   1,698   $     656   $     356   $     952   $     655

Other Real Estate                                  $       0   $       0   $       0   $       0   $       0

Interest Income That Would Have Been
  Recorded Under Original Terms                    $  61,568   $  29,248   $  16,089   $  55,411   $   6,846

Interest Income Recorded During the Period         $       0   $   5,023   $       0   $   9,609   $       0